Exhibit 10.1
SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS SECOND AMENDMENT (this “Amendment”), dated as of April 29, 2009, is entered into by and between GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), GLOBAL EMPLOYMENT SOLUTIONS PEO INC., f/k/a Southeastern Staffing, Inc., a Florida corporation (“Southeastern”), GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., f/k/a Southeastern Personnel Management, Inc., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., f/k/a Bay HR, Inc., a Florida corporation (“BHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., f/k/a Southeastern Georgia HR, Inc., a Georgia corporation (“SGHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., f/k/a Southeastern Staffing II, Inc., a Florida corporation (“SEII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., f/k/a Southeastern Staffing III, Inc., a Florida corporation (“SEIII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., f/k/a Southeastern Staffing IV, Inc., a Florida corporation (“SEIV”), GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., f/k/a Southeastern Staffing V, Inc., a Florida corporation (“SEV”), GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., f/k/a Southeastern Staffing VI, Inc., a Florida corporation (“SEVI”), and KEYSTONE ALLIANCE, INC., a Florida corporation (“Keystone”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone are each referred to herein as a “Borrower” and collectively as the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.
RECITALS
The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of April 29, 2008 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:
“2009 Term Advance” is defined in Section 2.17.

“2009 Term Note” means the Borrowers’ term promissory note, payable to the order of the Lender, dated as of April 29, 2009, and any note or notes issued in substitution therefore, as the same may be renewed and amended from time to time, and all replacements thereto.
“Advance” means a Revolving Advance, a Term Advance or the 2009 Term Advance.
“Availability” means (i) with respect to all Borrowers on a consolidated basis, the difference between (x) the aggregate Borrowing Base for all Borrowers and (y) the sum of (A) the outstanding principal balance of the Revolving Note, (B) the L/C Amount, (C) the Borrowing Base Reserve, (D) the Tax Reserve and (E) the Indebtedness that all Borrowers on a consolidated basis owe to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrowers’ aggregate credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to the Borrowers by the Lender that is not described in Article II of this Agreement and any indebtedness owed by the Borrowers to Wells Fargo Merchant Services, L.L.C., and (ii) with respect to any Borrower individually, the difference between (x) the Borrowing Base for that Borrower and (y) the sum of (A) the outstanding principal balance of Revolving Advances made to that Borrower, (B) the L/C Amount for that Borrower, (C) the Borrowing Base Reserve related to that Borrower and (D) the Indebtedness that such Borrower on a consolidated basis owes to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of such Borrower’s aggregate credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to such Borrower by the Lender that is not described in Article II of this Agreement and any indebtedness owed by such Borrower to Wells Fargo Merchant Services, L.L.C.
“Excess Cash Flow” means, for a given period, the sum of (a) Net Income, before tax, plus (b) depreciation, amortization and other non-cash items, minus (c) Capital Expenditures and the amount of the Borrowers’ long-term debt and capitalized leases which become due during such period including under the Term Note and the 2009 Term Note, minus (d) taxes actually paid with cash, each such amount described in clauses (a) through (d) as determined for such period in accordance with GAAP.
“Floating Rate” means:
(a) with respect to the Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to (i) during the period from April 29, 2009 to and including June 14, 2009, the WFBC Base Rate plus two and one quarter of one percent (2.25%) and (ii) on June 15, 2009 and thereafter, the WFBC Base Rate plus two and one half of one percent (2.50%); and

(b) with respect to the Term Advances evidenced by the Term Note and 2009 Term Advance evidenced by the 2009 Term Note, an annual interest rate equal to (i) during the period from April 29, 2009 to and including June 14, 2009, the WFBC Base Rate plus three and one half of one percent (3.50%) and (ii) on June 15, 2009 and thereafter, the WFBC Base Rate plus four and three quarters of one percent (4.75%), which interest rate shall, in each case, change whenever the WFBC Base Rate changes.
“Loan Documents” means this Agreement, the Revolving Note, the Term Note, the 2009 Term Note, each Guaranty, each Subordination Agreement, each L/C Application, each Standby Letter of Credit Agreement, each Commercial Letter of Credit Agreement, and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrowers now or in the future may be a party and which is required by the Lender.
“Maximum Line Amount” means (a) prior to April 29, 2009, $20,000,000 and (b) on and after April 29, 2009, $13,000,000, unless, in each case, this amount is reduced pursuant to Section 2.11, in which event it means such lower amount.
“Note” means the Revolving Note, the Term Note or the 2009 Term Note, and “Notes” means the Revolving Note, the Term Note and the 2009 Term Note.
“Tax Reserve” means, on May 31, 2009, $75,000, which amount shall be increased by an additional $75,000 on the last day of each month during the period from June 1, 2009 to and including December 31, 2009 and which amount shall be increased further after December 31, 2009, as determined by the Lender in its sole discretion after good faith negotiations with the Borrowers which negotiations shall not extend beyond January 31, 2010.
2. Section 2.7(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(c) Default Interest Rate. At any time during any Default Period or following the Termination Date, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note, the Term Note and the 2009 Term Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.”

3. Section 2.8(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(c) Collateral Exam Fees. The Borrowers shall pay the Lender, on demand, fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or any Borrower’s operations or business, including any surveys conducted by the Lender with respect to any Borrower prior to the execution of this Agreement, at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $125 per hour per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection.”
4. Article II is hereby amended by a new Section 2.17 and a new Section 2.18 to read in their entirety as follows:
“Section 2.17 The 2009 Term Advance. The Lender agrees, subject to the terms and conditions of this Agreement, to make a single advance to the Borrowers (the “2009 Term Advance”) in the amount of $2,100,000. The Borrowers’ joint and several obligation to pay the 2009 Term Advance shall be evidenced by the 2009 Term Note and shall be secured by the Collateral as provided in Article III. The Borrowers shall make the request for the 2009 Term Advance no later than the Cut-off Time on the Business Day on which the Borrowers wish to receive the 2009 Term Advance. Such request shall be by a Person authorized pursuant to Section 2.2(a). Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the 2009 Term Advance by crediting the same to the Borrowers’ demand deposit account specified in Section 2.2(d). Upon the Lender’s request, the Borrowers shall promptly confirm such request by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall be obligated to repay the 2009 Term Advance notwithstanding the Lender’s failure to receive such confirmation and notwithstanding the fact that the Person requesting the same was not in fact authorized to do so. Any request for the 2009 Term Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers, upon which the Lender may rely, that the Borrowers are in compliance with the conditions set forth in Section 4.2 as of the time of the request. The 2009 Term Advance may not be made through the Loan Manager.
Section 2.18 Payment of the 2009 Term Note.
(a) So long as no Event of Default has occurred and is continuing or will occur immediately following any such prepayment, all voluntary prepayments with respect to the 2009 Term Note shall be applied first to any accrued and unpaid interest related to the amount of such prepayment and then to the most remote principal installment or installments then unpaid.

(b) The outstanding principal balance of the 2009 Term Note shall be due and payable as follows:
(i) Beginning on August 3, 2009, and on the first day of each month thereafter, in substantially equal monthly installments equal to $350,000; provided, however, that, if the outstanding principal balance of the Revolving Note plus the L/C Amount exceeds zero, the Borrowers may not make a principal payment under the 2009 Term Note without the prior written consent of the Lender so long as (A) on the date such principal payment is due, an Event of Default resulting from a default under Section 6.2 or an Event of Default under Section 7.1(a) has occurred and is continuing or would occur immediately following any such payment and (B) Availability immediately following any such payment, measured during the period beginning on the date such principal payment is due through the end of the Business Day following the date such principal payment is due, is equal to or less than $1,000,000; and
(ii) On the earlier of January 4, 2010 or the Termination Date of the Credit Facility, the entire unpaid principal balance of the 2009 Term Note and all unpaid interest accrued thereon shall also be fully due and payable.”
5. Article III of the Credit Agreement is hereby amended by adding a new Section 3.9 to read in its entirety as follows:
“Section 3.9 Termination. The Lender shall, at the Borrowers’ joint and several expense, release or terminate any filings or other agreements that perfect the Security Interest, provided that there are no suits, actions, proceedings or claims pending or threatened against any Indemnitee under this Agreement with respect to any Indemnified Liabilities, upon the Lender’s receipt of the following, in form and content satisfactory to the Lender: (i) cash payment in full of all Indebtedness and a completed performance by the Borrowers with respect to its other obligations under this Agreement, (ii) evidence that the commitment of the Lender to make Advances under the Credit Facility or under any other facility with any Borrower has been terminated, (iii) a release of all claims against the Lender by each Borrower relating to the Lender’s performance and obligations under the Loan Documents, and (iv) an agreement each Borrower, each Guarantor, and any new lender to any Borrower to indemnify the Lender for any payments received by the Lender that are applied to the Indebtedness as a final payoff that may subsequently be returned or otherwise not paid for any reason.”

6. Section 6.1(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(d) Projections. (i) No later than 15 days before the last day of each fiscal year of the Borrowers, each Borrower’s projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail, representing such Borrower’s good faith projections of such Borrower’s budget for such succeeding fiscal year; and, not later than 60 days after the last day of each fiscal year of the Borrowers, each Borrower’s Board of Directors’ approval of such budget; provided, that if such Board of Directors fails to approve such budget in the form delivered to the Lender, the Lender may declare an Event of Default hereunder, and (ii) no later than Tuesday of each week, the Borrowers’ projected daily cash flow and projected daily Availability for each of the succeeding 13 weeks, each in reasonable detail, representing the Borrowers’ good faith projections for each such succeeding week.”
7. Section 6.15 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“6.15 Insurance. Each Borrower shall at all times maintain insurance with insurers acceptable to the Lender, in such amounts and on such terms (including deductibles) as may from time to time be reasonably required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates, which shall include, as applicable and without limitation, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles. All insurance policies must contain an appropriate lender’s interest endorsement or clause, and name the Lender as an additional insured.”
8. Subsection (a) of Section 7.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a) Default in the payment of the Revolving Note, the Term Note, the 2009 Term Note, any Obligation of Reimbursement, or any default with respect to any other Indebtedness due from any Borrower to the Lender as such Indebtedness becomes due and payable;”
9. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
10. Amendment Fee. The Borrowers jointly and severally agree to pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $58,000 in consideration of the Lender’s execution and delivery of this Amendment.
11. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.
(b) The 2009 Term Note, duly executed on behalf of each Borrower.

(c) A Certificate of the Secretary or Assistant Secretary of each Borrower certifying as to (i) the resolutions of the board of directors of each Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of each Borrower, which were certified and delivered to the Lender pursuant to the Certificates of Authority of each Borrower’s secretary, assistant secretary or authorized officer, each dated as of April 29, 2008, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of each Borrower who have been certified to the Lender, pursuant to the Certificates of Authority of each Borrower’s secretary, assistant secretary or authorized officer, each dated as of April 29, 2008, as being authorized to sign and to act on behalf of such Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of each Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of each Borrower.
(d) A Continuing Guaranty, duly executed by Howard Brill.
(e) A Deposit Account Control Agreement, duly executed by Howard Brill.
(f) A Waiver of Interest, duly executed by Melissa Brill.
(g) Payment of the fee described in Paragraph 10.
(h) Such other matters as the Lender may require.
12. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:
(a) Each Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by each Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

13. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
14. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
15. Release. Each Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or such Guarantor has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
16. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by any Borrower, make a loan to any Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 10 of this Amendment.
17. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

18. Joint and Several Liability. All obligations of each Borrower under this Amendment shall be joint and several. All references to the term “Borrower” herein shall refer to each of them separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the other. Each Borrower is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to any Borrower shall constitute notice to all Borrowers. Directions, instructions, representations, warranties or covenants made by any Borrower to the Lender shall be binding on all Borrowers.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION			GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	/s/ Aida M. Sunglao-Canlas		By:	/s/ Daniel T. Hollenbach
	Name:	Aida M. Sunglao-Canlas		Name:	Daniel T. Hollenbach
	Its:	Vice President		Its:	Chief Financial Officer

EXCELL PERSONNEL SERVICES CORPORATION			FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.

By:	/s/ Daniel T. Hollenbach		By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Name:	Daniel T. Hollenbach
	Its:	Executive Vice President		Its:	Executive Vice President

TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.			GLOBAL EMPLOYMENT SOLUTIONS PEO INC., f/k/a Southeastern Staffing, Inc.

By:	/s/ Daniel T. Hollenbach		By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Name:	Daniel T. Hollenbach
	Its:	Executive Vice President		Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., f/k/a Southeastern Personnel Management, Inc.			MAIN LINE PERSONNEL SERVICES, INC.

By:	/s/ Daniel T. Hollenbach		By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Name:	Daniel T. Hollenbach
	Its:	Executive Vice President		Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., f/k/a Bay HR, Inc.			GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., f/k/a Southeastern Georgia HR, Inc.

By:	/s/ Daniel T. Hollenbach		By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Name:	Daniel T. Hollenbach
	Its:	Executive Vice President		Its:	Executive Vice President

Signature Page 1 to Second Amendment to Credit Agreement

GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., f/k/a Southeastern Staffing II, Inc.			GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., f/k/a Southeastern Staffing III, Inc.

By:	/s/ Daniel T. Hollenbach		By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Name:	Daniel T. Hollenbach
	Its:	Executive Vice President		Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., f/k/a Southeastern Staffing IV, Inc.			GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., f/k/a Southeastern Staffing V, Inc.

By:	/s/ Daniel T. Hollenbach		By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Name:	Daniel T. Hollenbach
	Its:	Executive Vice President		Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., f/k/a Southeastern Staffing VI, Inc.			KEYSTONE ALLIANCE, INC.

			By:	/s/ Daniel T. Hollenbach
By:	/s/ Daniel T. Hollenbach			Name:	Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach		Its:	Executive Vice President
	Its:	Executive Vice President
Signature Page 2 to Second Amendment to Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
The undersigned, a guarantor of the indebtedness of the Borrowers (as more fully defined in the introductory paragraph of this Amendment, the “Borrowers”) to Wells Fargo Bank, National Association (the “Lender”), pursuant to a Guaranty dated April 29, 2008 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 15 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers’ present and future indebtedness to the Lender.

GLOBAL EMPLOYMENT HOLDINGS, INC.
By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach
	Its:	Chief Financial Officer
The undersigned, a guarantor of the indebtedness of the Borrowers (as more fully defined in the introductory paragraph of this Amendment, the “Borrowers”) to Wells Fargo Bank, National Association (the “Lender”), pursuant to a Continuing Guaranty dated April 29, 2009 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 15 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers’ present and future indebtedness to the Lender.

/s/ Howard Brill
Howard Brill
Acknowledgment and Agreement of Guarantors to
Second Amendment to Credit Agreement